UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022

GETAROUND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40152	85-3122877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Green Street

San Francisco, California 94111

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 295-5725

InterPrivate II Acquisition Corp.

1350 Avenue of the Americas, 2nd Floor

New York, NY 10019

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GETR	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	GETR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On December 8, 2022 (the “Closing Date”), the registrant consummated the previously announced transactions pursuant to that certain Agreement and Plan of Merger, dated May 11, 2022 (as amended, the “Merger Agreement”), by and among InterPrivate II Acquisition Corp., a Delaware corporation (“InterPrivate II”), TMPST Merger Sub I Inc., a Delaware corporation and a wholly owned direct subsidiary of InterPrivate II (“First Merger Sub”), TMPST Merger Sub II LLC, a Delaware limited liability company and wholly owned direct subsidiary of InterPrivate II (“Second Merger Sub”), and Getaround, Inc., a Delaware corporation (“Getaround”), pursuant to which First Merger Sub merged with and into Getaround (the “First Merger”), with Getaround being the surviving corporation of the First Merger, and immediately following the First Merger, Getaround merged with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving company of the Second Merger as a wholly owned subsidiary of InterPrivate II. The Mergers and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.” In connection with the consummation of the Business Combination (the “Closing”), the registrant changed its name from “InterPrivate II Acquisition Corp.” to “Getaround, Inc.” (hereinafter referred to as “New Getaround”).

Unless the context otherwise requires, the “Company” refers to the registrant, which is New Getaround after the Closing, and InterPrivate II prior to the Closing. All references herein to the “Board” refer to the board of directors of New Getaround. Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, have the same meaning given to such terms in the prospectus and definitive proxy statement dated November 14, 2022, and filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 16, 2022 (as supplemented by Supplement No. 1 thereto dated November 23, 2022, Supplement No. 2 thereto dated November 29, 2022, and Supplement No. 3 thereto dated December 1, 2022, the “Proxy Statement/Prospectus”), in the section entitled “Frequently Used Terms” beginning on page 2 thereof, and such definitions are incorporated herein by reference.

In connection with the Closing, and pursuant to the terms of the Merger Agreement: (i) each outstanding share of Getaround Common Stock (including shares of Getaround Common Stock issued upon exercise of Getaround Warrants in accordance with their terms for Getaround Capital Stock and conversion of Getaround Preferred Stock, Getaround non-voting common stock and convertible notes other than Getaround Bridge Notes, in each case immediately prior to the Closing) (other than any cancelled shares or dissenting shares) was canceled and converted into the right to receive 0.32025 shares of InterPrivate II Class A common stock, par value $0.0001 per share (“Class A Stock”); (ii) all Getaround Options were assumed by InterPrivate II and converted into options to purchase shares of Class A Stock (the “Assumed Options”); (iii) all outstanding unvested Getaround RSUs were assumed by InterPrivate II and converted into InterPrivate II restricted stock units (the “Assumed RSUs”); and (iv) all outstanding Getaround Bridge Notes converted in accordance with their terms into shares of Class A Stock.

On the Closing Date: (i) each issued and outstanding share of Class A Stock and InterPrivate II Class B common stock, par value $0.0001 per share (the “Class B Stock”), automatically converted into one share of New Getaround common stock, par value $0.0001 per share (the “New Getaround Common Stock”); (ii) each issued and outstanding whole InterPrivate II Warrant to purchase shares of Class A Stock became a warrant to acquire one share of New Getaround Common Stock at an exercise price of $11.50 per share (each, a “New Getaround Warrant”); and (iii) each issued and outstanding InterPrivate II Unit that had not been previously separated into the underlying share of Class A Stock and the underlying InterPrivate II Warrant upon the request of the holder thereof was cancelled and entitled the holder thereof to one share of New Getaround Common Stock and one-fifth of one New Getaround Warrant.

In addition, pursuant to a convertible note subscription agreement entered into in connection with the Merger Agreement, the Company issued, and certain investors purchased, concurrently with the Closing, $175.0 million aggregate principal amount of the Company’s senior secured convertible notes and an aggregate of 266,156 shares of New Getaround Common Stock (such transactions, as described in further detail below, the “Convertible Notes Financing”).

Pursuant to a non-redemption agreement, dated November 28, 2022 (“Non-Redemption Agreement”), and previously disclosed in Supplement No. 2 to the Proxy Statement/Prospectus, the Company exercised its right to require that the counterparties not redeem 679,491 shares of Class A Stock. After taking into account the non-redemption of such shares, holders of an aggregate of 24,325,000 shares of Class A Stock properly exercised their right to have their shares redeemed for a full pro rata portion of the Trust Account holding the proceeds from the IPO, calculated as of two business days prior to the Closing, which was approximately $10.11 per share, or $245,891,121.90 in the aggregate. The remaining balance of the Trust Account immediately prior to the Closing of approximately $15.7 million was used to partially fund the Business Combination.

As a result of such redemptions, a total of 1,550,000 Public Shares remained outstanding at the Closing. Following the Closing, and pursuant to the terms of the Merger Agreement and the Escrow Shares Allocation Agreement, as amended, an aggregate of 9,000,000 Bonus Shares were distributed pro rata to the non-redeeming Public Stockholders, or approximately 5.8064516 Bonus Shares for each outstanding Public Share held at the Closing, with any such Bonus Shares entitled to be received rounded down to the nearest whole number of shares. In addition, 57,358 Bonus Shares were distributed to the holders of the Representative Shares, an aggregate of 34,412 Bonus Shares were distributed to the former independent directors of InterPrivate II who each held Founder Shares and 1,908,230 Bonus Shares were distributed to the Sponsor in respect of its Founder Shares, of which 200,000 Bonus Shares were subsequently transferred by the Sponsor to Braemar Energy Ventures III, L.P. pursuant to a stock transfer agreement dated October 31, 2022.

After giving effect to the Business Combination, the redemption of the Public Shares described above, the consummation of the Convertible Notes Financing, the separation of the former InterPrivate II Units, and the issuance of the Bonus Shares, as of the Closing Date, there were 92,085,974 shares of New Getaround Common Stock issued and outstanding. Of those shares, 67,200,526 shares were issued to Getaround equityholders as Closing Merger Consideration and 5,400,542 shares were issued to holders of Getaround 2022 Bridge Notes, which automatically converted in accordance with their terms into shares of Class A Stock at the Closing, collectively representing approximately 78.8% of the Company’s voting power at the Closing.

The New Getaround Common Stock and New Getaround Warrants commenced trading on the New York Stock Exchange (“NYSE”) under the symbols “GETR” and “GETR WS,” respectively, on December 9, 2022, subject to the ongoing review of New Getaround’s satisfaction of all listing criteria following the Business Combination.

A more detailed description of the Business Combination is included in the section entitled “Proposal No. 1 — The Business Combination Proposal” beginning on page 164 of the Proxy Statement/Prospectus and is incorporated by reference herein. Further, the foregoing summary descriptions of the Merger Agreement, as amended, and the Escrow Shares Allocation Agreement, as amended, are qualified in their entirety by reference to the Merger Agreement and the Escrow Shares Allocation Agreement, in each case as amended, copies of which are attached this Report as Exhibits 2.1, 2.1(a), 10.3 and 10.3(a), respectively, and incorporated herein by reference.

This Report incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Report and the information contained in such prior reports and documents and incorporated by reference herein, you should rely on the information in this Report.

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Merger Agreement and Escrow Shares Allocation Agreement

On the Closing Date, immediately prior to the Closing, InterPrivate II, First Merger Sub, Second Merger Sub and Getaround entered into Amendment No. 1 to the Merger Agreement (the “Merger Agreement Amendment”), pursuant to which the parties thereto agreed, among other things, to re-allocate 1,666,667 shares of Closing Merger Consideration (the “Re-Allocated Shares”) to the number of Escrow Shares, resulting in an aggregate of 11,000,000 Escrow Shares available for issuance as Bonus Shares to the non-redeeming holders of Class A Stock and Class B Stock pursuant to the Escrow Shares Allocation Agreement. The increase to the number of Escrow Shares was effected to satisfy a condition (the “Bonus Share Condition”) in the Non-Redemption Agreement that at least 9,000,000 shares of Class A Stock would be offered by InterPrivate II to all non-redeeming Public Stockholders on a pro rata basis without payment of a purchase price upon the consummation of the Business Combination. Concurrently with the entry into the Merger Agreement Amendment, InterPrivate II, Getaround and the Initial Stockholders entered into an amendment to the Escrow Shares Allocation Agreement (the “Escrow Shares Allocation Agreement Amendment”), pursuant to which the parties agreed to increase the number of Bonus Shares apportioned to non-redeeming Public

Stockholders from 7,420,779 shares to 9,000,000 shares. As revised, and based on the 24,325,000 shares of Class A Stock that were redeemed in connection with the Business Combination, the number of Bonus Shares non-redeeming Public Stockholders were entitled to receive was approximately 5.8064516 Bonus Shares for each outstanding Public Share held at the Closing, with any such Bonus Shares entitled to be received rounded down to the nearest whole number of shares. The remaining 2,000,000 Bonus Shares were apportioned to the Initial Stockholders as follows: 57,358 Bonus Shares to EarlyBirdCapital’s designees, 8,603 Bonus Shares to each of the then-current and former independent directors of InterPrivate II for an aggregate of 34,412 Bonus Shares, and 1,908,230 Bonus Shares to the Sponsor, of which the Sponsor was obligated to transfer promptly following the Closing 200,000 shares to Braemar Energy Ventures III, L.P. pursuant to a stock transfer agreement dated October 31, 2022.

The foregoing descriptions of the Merger Agreement Amendment and the Escrow Shares Allocation Agreement Amendment are qualified in their entirety by the full text of the applicable amendments, copies of which are attached to this Report as Exhibits 2.1(a) and 10.3(a), respectively, and incorporated herein by reference.

Convertible Notes Financing

On the Closing Date, in connection with the Closing and pursuant to the previously announced convertible note subscription agreement, dated May 11, 2022 (as amended, the “Convertible Notes Subscription Agreement”), by and among InterPrivate II and Mudrick Capital Management L.P. on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. or its affiliates (the “Convertible Notes Subscriber”), the Company issued and sold to the Convertible Notes Subscriber an aggregate of $175.0 million principal amount of senior secured convertible notes (the “Convertible Notes”). The terms of the Convertible Notes are set forth in the Indenture, dated as of December 8, 2022 (the “Convertible Notes Indenture”), by and among the Company, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, and the form of global note attached thereto.

The Convertible Notes accrue interest payable semi-annually in arrears on December 15 and June 15 of each year, beginning on June 15, 2023, at a rate of 8.00% per annum (if paid in cash) or 9.50% per annum (if paid in-kind). Upon the occurrence, and during the continuation, of an event of default, an additional 2.00% will be added to the stated interest rate. The Convertible Notes will mature on December 8, 2027, unless earlier converted, redeemed or repurchased.

The initial conversion rate of the Convertible Notes is 86.96 shares of New Getaround Common Stock per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $11.50 per share. The initial conversion price is subject to a downward adjustment to 115% of the average daily volume-weighted average trading price (“VWAP”) of New Getaround Common Stock for the 90 trading days after the Closing Date, subject to a minimum conversion price of $9.21 per share. The conversion price is subject to further adjustments as provided in the Convertible Notes Indenture, including adjustments in connection with certain issuances or deemed issuances of New Getaround Common Stock at a price less than the then-effective conversion price, at any time prior to the close of business on the second scheduled trading day immediately before the maturity date of the Convertible Notes.

The Convertible Notes are convertible at the option of the noteholders at any time until the close of business on the second scheduled trading day immediately before the maturity date. Conversions of the Convertible Notes will be settled in shares of New Getaround Common Stock.

The Convertible Notes are redeemable at any time by the Company, in whole but not in part, for cash, at par plus accrued and unpaid interest to, but excluding, the redemption date, plus certain make-whole premiums as specified in the Convertible Notes Indenture.

Upon the occurrence of a fundamental change (as defined in the Convertible Notes Indenture), subject to certain conditions and limited exceptions, holders may require the Company to repurchase for cash all or any portion of the Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, at a fundamental change repurchase price equal to the principal amount of the Convertible Notes to be repurchased plus certain make-whole premiums, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Convertible Notes are senior secured obligations of the Company, guaranteed by Second Merger Sub and certain of its subsidiaries and secured by collateral consisting of substantially all of the assets of the Company and its subsidiary guarantors.

The Convertible Notes Indenture includes restrictive covenants that, among other things, limit the ability of the Company to incur additional debt, make restricted payments and limit the ability of the Company to incur liens. The Convertible Notes Indenture also contains customary events of default.

In connection with the execution of the Convertible Notes Subscription Agreement, the Company agreed to issue to the Convertible Notes Subscriber, within 100 trading days following the Closing Date, warrants (the “Convertible Notes Warrants”), in substantially the same form as the Public Warrants, to purchase 2,800,000 shares of New Getaround Common Stock at an exercise price of $11.50. The Convertible Notes Warrants will be exercisable for shares of New Getaround Common Stock having an aggregate value equal to $3.5 million, based upon a value of $1.25 per Convertible Notes Warrant. The value of the Convertible Notes Warrants will be adjusted upward or downward to reflect the VWAP reported by Bloomberg LP (subject to customary proportionate adjustments affecting the outstanding shares of New Getaround Common Stock) of the equivalent Public Warrants during the 90 trading days following the Closing Date, subject to a maximum upward or downward adjustment of $0.75 per Convertible Notes Warrant. As a result of the adjustment, the minimum and maximum number of Convertible Notes Warrants that the Company is obligated to issue is 1,750,000 and 7,000,000, respectively. The Company has the right to pay cash in lieu of issuing the Convertible Notes Warrants, provided that such cash amount will be equal to $3.5 million.

The Company also agreed to pay the Convertible Notes Subscriber a fee equal to $5.25 million within 100 trading days following the Closing. On December 8, 2022, InterPrivate II and the Convertible Notes Subscriber entered into an amendment to the Convertible Notes Subscription Agreement (the “Convertible Notes Subscription Agreement Amendment”) pursuant to which, among other things, the parties agreed that such fee would become due and payable on the Closing Date.

The Convertible Notes Subscription Agreement included an equitable adjustment provision in favor of the Convertible Notes Subscriber pursuant to which, if the issue price or conversion price of the securities issued in a PIPE Investment or offering of Getaround convertible debt instruments was less than $10.00 per share, then the Company would be obligated to equitably adjust the Convertible Notes, the shares of New Getaround Common Stock underlying the Convertible Notes or the conversion price of the Convertible Notes, or any combination thereof, on the Closing Date to prevent diminution of the economic interest the Convertible Notes Subscriber would otherwise have received in New Getaround upon conversion of the Convertible Notes as of the Closing if the securities issued in the PIPE Investment or Getaround offering had been issued or converted at such threshold price, which equitable adjustment could be reflected by means of (or combination of), without duplication, the issuance, transfer or forfeiture of securities by InterPrivate II, Getaround, security holders of Getaround or the Sponsor, subject to the reasonable determination of the Convertible Notes Subscriber. InterPrivate II and the Convertible Notes Subscriber agreed, pursuant to the Convertible Notes Subscription Agreement Amendment, that the equitable adjustment in respect of the Getaround 2022 Bridge Notes issued through the date of the amendment would be satisfied in full by the Company’s issuance of 266,156 shares of New Getaround Common Stock (the “Equitable Adjustment Shares”) to the Convertible Notes Subscriber on the Closing Date.

The Company also granted the Convertible Notes Subscriber certain registration rights pursuant to the Convertible Notes Subscription Agreement with respect to the Equitable Adjustment Shares and the New Getaround Common Stock to be issued upon conversion of the Convertible Notes or upon exercise of the Convertible Notes Warrants, if any. These registration rights require the Company to prepare and file with the SEC a registration statement registering the resale of such shares.

The foregoing descriptions of the Convertible Notes Subscription Agreement and the Convertible Note Indenture and the transactions contemplated thereby are qualified in their entirety by the full text of the Convertible Notes Subscription Agreement, the Convertible Notes Subscription Agreement Amendment and the Convertible Notes Indenture (including the form of global note attached thereto), copies of which are attached to this Report as Exhibits 10.4, 10.4(a) and 4.3, respectively, and incorporated by reference herein.

Amended and Restated Registration Rights Agreement

On the Closing Date, in connection with the Closing and as contemplated by the Merger Agreement, the Company, InterPrivate Acquisition Management II LLC (the “Sponsor”) and Susan Decker, Jeffrey Harris, Matthew Luckett and Tracey Brophy Warson (the “Sponsor Holders”), EarlyBirdCapital, Inc. and the Key Getaround Stockholders (together with the Sponsor Holders and EarlyBirdCapital, Inc., the “Holders”) entered into an Amended and Restated Registration Rights Agreement, dated as of December 8, 2022 (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, the Company is obligated to file a registration statement to register the resale of certain securities of New Getaround held by the Holders. The Amended and Restated Registration Rights Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

The material terms of the Amended and Restated Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus entitled “The Business Combination Proposal — Certain Agreements Related to the Business Combination — Amended and Restated Registration Rights Agreement” beginning on page 232 thereof. Such description is incorporated by reference in this Report and is qualified in its entirety by the full text of the Amended and Registration Rights Agreement, a copy of which is attached to this Report as Exhibit 10.2 and incorporated herein by reference.

Indemnification Agreements

On the Closing Date, in connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. The material terms of the indemnification agreements are described in the section of the Proxy Statement/Prospectus entitled “Certain Getaround Relationships and Related Party Transactions — Indemnification Agreements” beginning on page 346 thereof. Such description is incorporated by reference in this Report and is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is attached to this Report as Exhibit 10.10 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

On December 7, 2022, InterPrivate II held a special meeting of stockholders (the “special meeting”), at which the InterPrivate II stockholders considered and voted in favor of, among other matters, a proposal to approve and adopt the Merger Agreement and the Business Combination. On December 8, 2022, the parties to the Merger Agreement consummated the Business Combination.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements in this Report, including in the information that is incorporated by reference in this Report, may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the Company’s and the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Report may include, for example, statements about:

•	the Company’s ability to recognize the expected benefits of the Business Combination;

•	the ability to maintain the listing of the New Getaround Common Stock and warrants on the NYSE following the Business Combination;

•	the Company’s financial and business performance following the Business Combination, including the Company’s financial projections and business metrics;

•	the Company’s market opportunity;

•	changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

•	expectations regarding the time during which the Company will be an emerging growth company under the JOBS Act;

•	the expected U.S. federal income tax impact of the Business Combination;

•	the Company’s ability to retain or recruit officers, key employees and directors following the completion of the Business Combination;

•	the impact of the regulatory environment and complexities with compliance related to such environment;

•	the ability of the Company to grow market share in its existing markets or any new markets it may enter through sales and marketing investments or otherwise;

•	the ability of the Company to improve unit economics and increase the number, variety and density of supply of cars across its marketplace;

•	the ability of the Company to maintain and enhance its platform, marketplace and brand, and to attract hosts and guests;

•	the ongoing impact of the COVID-19 pandemic on the Company’s business and results of operations despite recent easing of these impacts;

•	the expected costs associated with the Company’s research and development initiatives, including investments in technology and product development;

•	the ability of the Company to maintain and enhance its value proposition to hosts and guests;

•	the Company’s strategy for cultivating a Powerhost “flywheel” within its marketplace;

•

the ability of the Company to fulfill its mission, including achieving its goals of reducing pollution and emissions, creating income-generating opportunities available to underrepresented communities and facilitating mobility alternatives;

•	the ability of the Company to manage, develop and refine its platform, including its dynamic pricing and contactless experience;

•	the ability of the Company to grow its supply of connected cars through its OEM and other strategic relationships with third parties;

•	expectations regarding future acquisitions, partnerships or other relationships with third parties;

•	the Company’s future capital requirements and sources and uses of cash, including the Company’s ability to obtain additional capital in the future; and

•	other factors detailed under the section titled “Risk Factors” beginning on page 62 of the Proxy Statement/Prospectus and incorporated by reference herein.

The forward-looking statements contained in this Report and in any document incorporated by reference are based on current expectations, forecasts and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond the Company’s control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under the heading “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the ongoing impact of the COVID-19 pandemic and there may be additional risks that the Company considers immaterial or which are unknown. It is not possible to predict or identify all such risks. Accordingly, forward-looking statements in this Report and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section entitled “Information About Getaround” beginning on page 276 thereof and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 62 thereof and are incorporated herein by reference. A summary of the risks associated with the Company’s business are also described on page 51 of the Proxy Statement/Prospectus under the heading “Summary of the Proxy Statement/Prospectus — Risk Factor Summary” and is incorporated by reference herein.

Financial Information

The unaudited condensed consolidated financial statements of Getaround as of September 30, 2022, and for the nine months ended September 30, 2022 and 2021, are included in Supplement No. 1 to the Proxy Statement/Prospectus and are incorporated by reference herein.

The audited consolidated financial statements of Getaround as of December 31, 2021, and for the years ended December 31, 2021 and 2020, are included in the Proxy Statement/Prospectus beginning on page F-62 thereof and are incorporated by reference herein.

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2022, and for the year ended December 31, 2021, and the nine months ended September 30, 2022, is attached as Exhibit 99.2 to this Report and incorporated herein by reference.

The financial information of Getaround is described in the Proxy Statement/Prospectus in the sections entitled “Summary Historical Financial Information of Getaround” and “Getaround Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 54 and 310 thereof, respectively, and in Supplement No. 1 to the Proxy Statement/Prospectus in the section entitled “Getaround Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which is incorporated herein by reference.

Properties

The facilities of the Company are described in the Proxy Statement/Prospectus in the section entitled “Information About Getaround — Facilities” beginning on page 298 thereof and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of shares of New Getaround Common Stock upon the Closing by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of New Getaround Common Stock;

•	each of the Company’s named executive officers and directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of New Getaround Common Stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of New Getaround Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of the Closing Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of New Getaround Common Stock beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Getaround, Inc., 55 Green Street, San Francisco, California 94111.

The percentage ownership of New Getaround Common Stock is based on 92,085,974 shares of New Getaround Common Stock outstanding immediately following the Closing, after giving effect to the redemption of the Public Shares described above, the consummation of the Convertible Notes Financing, the separation of the former InterPrivate II Units, and the issuance of the Bonus Shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Shares Beneficially Owned (%)
Five Percent and Greater Holders:
InterPrivate Acquisition Management II, LLC(1)	11,906,980	12.4%
Entities affiliated with SoftBank Vision Fund(2)	21,516,384	23.4%
Entities affiliated with Mudrick Capital Management(3)	15,484,149	14.4%

Named Executive Officers and Directors
Sam Zaid(4)	5,128,860	5.6%
Spencer Jackson(5)	250,290	*
Bruno Bowden(6)	79,710	*
Ahmed M. Fattouh(1)	11,906,980	12.4%
Ravi Narula	—	*
Jeff Russakow(7)	103,638	*
Neil S. Suslak(8)	4,204,895	4.6%
All Executive Officers and Directors as a Group (nine persons)(9)	21,872,697	22.7%

*	Less than 1%
(1)

Includes (i) 8,056,980 shares and (ii) 3,850,000 shares underlying Private Warrants that will become exercisable on January 7, 2023. InterPrivate Capital LLC is the managing member of InterPrivate Acquisition Management II, LLC, and Ahmed Fattouh is the managing member of InterPrivate Capital LLC. Mr. Fattouh has sole voting and investment discretion with respect to the shares held of record by InterPrivate Acquisition Management II, LLC. Accordingly, all securities held by InterPrivate Acquisition Management II, LLC may ultimately be deemed to be beneficially held by Mr. Fattouh. The business address of InterPrivate Acquisition Management II, LLC is 1350 Avenue of the Americas, 2nd Floor, New York, New York 10019.

(2)

Includes (i) 12,885,948 shares held by SoftBank Vision Fund (AIV M2) L.P. (“SVF AIV”) and (ii) 8,630,436 shares held by SVF Fetch (Cayman) Limited (“SVF Fetch”). SoftBank Vision Fund L.P. (“SVF”) is the managing member of SVF Holdings (UK) LLP, which is the sole owner of SVF Sync Holdings (Cayman) Limited, which in turn is the sole owner of SVF Fetch. SB Investment Advisers (UK) Limited (“SBIA UK”) has been appointed as alternative investment fund manager (“AIFM”) of SVF. SBIA UK is authorized and regulated by the UK Financial Conduct Authority and is exclusively responsible for making all decisions related to the acquisition, structuring, financing, and disposal of SVF’s investments, including SVF AIV and SVF Fetch. Rajeev Misra, Saleh Romeih, Kalika Jayasekera and Neil Hadley are the directors of SBIA UK. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by SVF AIV and SVF Fetch. Each of them disclaims any such beneficial ownership. The business address for each of SBIA UK and SVF Holdings (UK) LLP is 69 Grosvenor Street, London W1K 3JP, United Kingdom. The business address for SVF is Aztec Group House 11-15 Seaton Place, St. Helier, Jersey, JE4 0QH. The business address of SVF AIV is 251 Little Falls Drive, Wilmington, Delaware 19808. The business address for each of SVF Sync Holdings (Cayman) Limited and SVF Fetch is 190 Elgin Avenue George Town George Town Cayman Islands KY1-9008.

(3)

Represents (i) 66,362 shares issued as Equitable Adjustment Shares and 3,794,238 shares issuable upon conversion of $43,632,000 principal amount of Convertible Notes purchased by Mudrick Distressed Opportunity Fund Global, L.P. in the Convertible Notes Financing; (ii) 25,481 shares issued as Equitable Adjustment Shares and 1,456,927 shares issuable upon conversion of $16,754,000 principal amount of Convertible Notes purchased by Blackwell Partners LLC - Series A in the Convertible Notes Financing; (iii) 35,309 shares issued as Equitable Adjustment Shares and 2,018,863 shares issuable upon conversion of $23,216,000 principal amount of Convertible Notes purchased by Boston Patriot Batterymarch ST LLC in the Convertible Notes Financing; (iv) 44,842 shares issued as Equitable Adjustment Shares and 2,563,928 shares issuable upon conversion of $29,484,000 principal amount of Convertible Notes purchased by Mudrick Distressed Opportunity Drawdown Fund II, L.P. in the Convertible Notes Financing; (v) 4,386 shares issued as Equitable Adjustment Shares and 250,792 shares issuable upon conversion of $2,884,000 principal amount of Convertible Notes purchased by Mudrick Distressed Opportunity Drawdown Fund II SC, L.P. in the Convertible Notes Financing; (vi) 11,259 shares issued as Equitable Adjustment Shares and 643,764 shares issuable upon conversion of $7,403,000 principal amount of Convertible Notes purchased by Mudrick Distressed Opportunity 2020 Dislocation Fund, L.P. in the Convertible Notes Financing; (vii) 9,280 shares issued as Equitable Adjustment Shares and 530,629 shares issuable upon conversion of $6,102,000 principal amount of Convertible Notes purchased by Mudrick Distressed Opportunity SIF Master Fund, L.P. in the Convertible Notes Financing; (viii) 23,622 shares issued as Equitable Adjustment Shares and 1,350,662 shares issuable upon conversion of $15,532,000 principal amount of Convertible Notes purchased by Boston Patriot Newbury St LLC in the Convertible Notes Financing; (ix) 24,077 shares issued as Equitable Adjustment Shares and 1,376,663 shares issuable upon conversion of $15,831,000 principal amount of Convertible Notes purchased by Mudrick Stressed Credit Master Fund, L.P. in the Convertible Notes Financing; (x) 7,604 shares issued as Equitable Adjustment Shares and 434,800 shares issuable upon conversion of $5,000,000 principal amount of Convertible Notes purchased by Mudrick Opportunity Co-Investment Fund, LP in the Convertible Notes Financing; and (xi) 13,934 shares issued as Equitable Adjustment Shares and 796,727 shares issuable upon conversion of $9,162,000 principal amount of Convertible Notes purchased by Mercer QIF Fund PLC in the Convertible Notes Financing. The percentage ownership represents a percentage of the total number of shares of New Getaround Common Stock that would be outstanding following a conversion of all such Convertible Notes issued in the Convertible Notes Financing. The Convertible Notes are initially convertible at an initial conversion rate of 86.96 shares per $1,000 principal amount of Convertible Notes, representing an initial conversion price of approximately $11.50 per share, which is subject to adjustments. Jason Mudrick is the sole member of Mudrick Capital Management, LLC, which is the general partner of Mudrick Capital Management, L.P. Mr. Mudrick, through Mudrick Capital Management, L.P., is responsible for the voting and investment decisions relating to such shares. The business address of each of the entities affiliated with Mudrick Capital Management L.P. is c/o Mudrick Capital Management L.P., 527 Madison Avenue, 6th Floor, New York, NY 10022.
(4)	Includes 4,767,475 shares held by Zaid Holdings LLC. Mr. Zaid may be deemed to have voting and dispositive power over the shares held by Zaid Holdings LLC.
(5)	Includes (i) 20,711 shares held by Millennium Trust Company FBO Spencer D Jackson Roth IRA and (ii) 229,579 shares issuable pursuant to stock options exercisable within 60 days of the Closing Date.
(6)	Includes 27,527 shares held by AltoIRA Empire Trust Custodian FBO Bruno Bowden IRA.
(7)	Includes 93,407 shares issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of the Closing Date.
(8)

Includes (i) 3,790,327 shares held by Braemar Energy Ventures III, L.P.; (ii) 341,204 shares held by Braemar/Getaround Investments, LLC; and (iii) 73,364 shares held by Braemar/Getaround Investments II, LLC (collectively with Braemar Energy Ventures III, L.P. and Braemar/Getaround Investments, LLC, the “Braemar Funds”). Neil Suslak is the Managing Partner of Braemar Energy Ventures, which is the General Partner of each of the Braemar Funds. Mr. Suslak shares voting and investment power over the shares held by each of the Braemar Funds with William D. Lese and Donald F. Tappan, III. The principal address of each of the Braemar Funds is c/o Braemar Energy Ventures, 350 Madison Avenue, 23rd Floor, New York, New York 10017.

(9)

Includes (i) 17,526,958 shares of common stock beneficially owned by all of the Company’s current executive officers and directors as a group, (ii) 3,850,000 shares underlying Private Warrants beneficially owned by Mr. Fattouh that will become exercisable on January 7, 2023, (iii) 402,332 shares issuable pursuant to stock options exercisable within 60 days of the Closing Date, and (iv) 93,407 shares issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of the Closing Date.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section entitled “Management of New Getaround Following the Business Combination” beginning on page 373 thereof and that information is incorporated herein by reference.

Board Composition

Upon the Closing, the size of the Board was increased from five members to six members. Pursuant to the approval of the InterPrivate II stockholders at the special meeting, the following persons constitute the Board effective upon the Closing: Bruno Bowden, Neil Suslak, Ahmed Fattouh, Ravi Narula, Jeffrey Russakow and Sam Zaid. At the Closing, and in accordance with the terms of the Merger Agreement, Brandon Bentley, Jeffrey A. Harris, Tracey Brophy Warson and Matthew Luckett resigned as directors of InterPrivate II. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Management of New Getaround Following the Business Combination” beginning on page 373 thereof, which information is incorporated herein by reference.

In accordance with the Amended and Restated Charter described in Item 5.03 of this Report, the Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expired will be elected to serve from the time of election and qualification until the third annual meeting following election. The directors are divided among the three classes as follows:

•	the Class I directors are Bruno Bowden and Neil Suslak, and their terms will expire at the Company’s annual meeting of stockholders to be held in 2023;

•	the Class II directors are Ahmed Fattouh and Ravi Narula, and their terms will expire at the Company’s annual meeting of stockholders to be held in 2024; and

•	the Class III directors are Jeffrey Russakow and Sam Zaid, and their terms will expire at the Company’s annual meeting of stockholders to be held in 2025.

The Company expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Director Independence

Upon the Closing, the Board determined, based on information provided by each director concerning his background, employment and affiliations, that Messrs. Bowden, Fattouh, Narula and Suslak, representing four of the Company’s six directors, do not have material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the NYSE listing standards and the rules of the SEC relating to director independence requirements. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of the Company’s securities by each non-employee director and the transactions described below under the heading “Certain Relationships and Related Party Transactions.”

Committees of the Board of Directors

Effective upon the Closing, the standing committees of the Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The Board appointed Bruno Bowden, Ahmed Fattouh and Ravi Narula to serve on the audit committee, with Mr. Narula serving as the chair. The Board also determined that each of Messrs. Fattouh and Narula qualify as an “audit committee financial expert” within the meaning of the SEC regulations. The Board appointed Ahmed Fattouh and Neil Suslak to serve on the compensation committee, with Mr. Fattouh serving as chair. The Board appointed Bruno Bowden and Ahmed Fattouh to serve on the nominating and corporate governance committee, with Mr. Bowden serving as chair.

Executive Officers

Effective as of the Closing, and in accordance with the terms of the Merger Agreement, each of Ahmed M. Fattouh, Brian Q. Pham, Alan Pinto, Brandon Bentley, and James Pipe respectively resigned as Chief Executive Officer, Executive Vice President, Executive Vice President, General Counsel, and Vice President of the Company. Effective as of the Closing, the Board appointed Sam Zaid, Tom Alderman, Sy Fahimi, and Spencer Jackson to serve as Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and General Counsel and Secretary, respectively. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Management of New Getaround Following the Business Combination” beginning on page 373 thereof, which information is incorporated herein by reference.

Director Compensation

In connection with the Closing, the Board adopted a new non-employee director compensation policy effective upon the Closing. The new policy is designed to attract and retain high quality non-employee directors (“Outside Directors”) by providing competitive compensation and to align their interests with the interests of the Company’s stockholders through equity awards. Specifically, the policy provides for the following annual cash retainers, which will be payable quarterly arrears and pro-rated for partial quarters of service (including for the partial quarter of service performed following the Closing):

Annual Board Member Service Retainer

•	All Outside Directors: $35,000

•	Lead Independent Director: $7,500 (in addition to above)

Annual Committee Member Service Retainer

•	Member of the Audit Committee: $10,000

•	Member of the Compensation Committee: $7,500

•	Member of the Nominating and Corporate Governance Committee: $5,000

Annual Committee Chair Service Retainer (in lieu of Annual Committee Member Service Retainer)

•	Chairperson of the Audit Committee: $20,000

•	Chairperson of the Compensation Committee: $15,000

•	Chairperson of the Nominating and Corporate Governance Committee: $10,000

As described below, Outside Directors will also receive equity awards under the 2022 Equity Incentive Plan annually and upon their initial appointment to the Board, as follows:

•

Upon initial election or appointment to the Board, a stock option or restricted stock unit award, as determined by the Board, with a grant date value of $300,000, which will vest in three equal annual instalments beginning on the first anniversary of the date of grant, subject to such director’s continuous service through each applicable vesting date; and

•

At each annual stockholder meeting following such director’s appointment to the Board and such director’s service on the Board for a minimum of six months, an additional stock option or restricted stock unit award, as determined by the Board, with a grant date value of $150,000, which will vest in full upon the earlier of the first anniversary of the date of grant or the day prior to the next annual stockholder meeting, subject to such director’s continuous service through the applicable vesting date.

Notwithstanding the foregoing, for each Outside Director who remains in continuous service as a member of the Board until immediately prior to the consummation of a “change in control” (as defined in the 2022 Equity Incentive Plan), any unvested portion of an equity award granted in consideration of such director’s service as a member of the Board will vest in full immediately prior to, and contingent upon, the consummation of such change in control.

The Board will also have discretion to grant additional equity awards to certain Outside Directors for services to the Company that exceed the standard expectations for an Outside Director or for other circumstances determined to be appropriate by the Board. The Company will also reimburse directors for their reasonable out-of-pocket expenses in connection with attending board and committee meetings.

The foregoing description of the director compensation policy is qualified in its entirety by the full text of the director compensation policy, a copy of which is attached to this Report as Exhibit 10.9 and incorporated herein by reference.

Executive Compensation

The compensation of the Company’s named executive officers is described in the Proxy Statement/Prospectus in the section entitled “Getaround’s Executive and Director Compensation” beginning on page 300 thereof and that information is incorporated herein by reference.

In addition, the following information regarding the compensation of the Company’s named executive officers has been updated since the filing of the Proxy Statement/Prospectus:

Business Combination/2022 Performance Bonus

In consideration of the service that Messrs. Zaid and Jackson (along with other members of management) provided to the Company in 2022 and in light of their (and other members of management) agreement to significantly reduce their salaries as of August 1, 2022, through the successful conclusion of the Business Combination, as well as their efforts with respect thereto, in December 2022, the Getaround Board determined in their discretion to pay Messrs. Zaid and Jackson performance bonuses, which bonuses were paid subject to and contingent on the consummation of the Business Combination, as follows: $312,500 (Mr. Zaid) and $107,500 (Mr. Jackson).

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s compensation committee is currently, or has been at any time, one of the Company’s officers or employees. None of the Company’s executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or the Company’s compensation committee during 2021.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the sections entitled “Certain Getaround Relationships and Related Person Transactions” and “Certain InterPrivate II Relationships and Related Person Transactions” beginning on pages 342 and 369, respectively, thereof and are incorporated herein by reference. In addition, certain relationships and related person transactions are described in Supplement No. 2 to the Proxy Statement/Prospectus under the heading “Service Fee to Sponsor Affiliates”, which descriptions are incorporated herein by reference.

In addition, the following information regarding certain relationships and related person transactions has been updated since the filing of the Proxy Statement/Prospectus:

Chief Executive Officer Stock Repurchases and Cancellation of Indebtedness

The following transactions were entered into by Getaround with Sam Zaid, Getaround’s Chief Executive Officer and a director, at the Closing in connection with Getaround’s entry into the Merger Agreement Amendment and the Escrow Shares Allocation Agreement Amendment in order to (a) comply with the Sarbanes-Oxley Act of 2002 prohibitions on indebtedness of executive officers and to enable Mr. Zaid to continue to serve as an executive officer and director of New Getaround following the Closing, (b) reallocate a portion of the Closing Merger Consideration to which Mr. Zaid would have been otherwise entitled in order to provide for the Re-Allocated Shares under the Merger Agreement Amendment, thereby meeting the Bonus Share Condition under the Non-Redemption Agreement, and (c) provide Mr. Zaid with adequate liquidity to cover any tax consequences of the transactions without the need to sell shares in the public market. These transactions did not change the aggregate number of shares issuable by InterPrivate II in connection with the Business Combination. In connection with the above transactions, Mr. Zaid agreed that for so long as he remains an executive officer and employee of the Company, the lock-up on his shares of New Getaround Common Stock held as of the Closing pursuant to the Amended and Restated Registration Rights Agreement described above shall be extended to restrict the sale of such shares for a period of twelve months from the Closing Date, subject to limited exceptions.

On the Closing Date, Getaround and Zaid Holdings, LLC, an entity controlled by Mr. Zaid, entered into a stock repurchase agreement (the “Repurchase Agreement”) pursuant to which Getaround repurchased, subject to the Closing and the concurrent closing of the share transfer pursuant to the Note Repayment Agreement described below, 2,710,571 shares of Getaround Common Stock from Zaid Holdings, LLC at a purchase price of $1.96 per share, which purchase price was based on the most recent valuation of a share of Getaround Common Stock as determined by the Getaround Board in accordance with the significant accounting policies of Getaround described in Note 2 — Summary of Significant Accounting Policies to Getaround’s consolidated financial statements included in the Proxy Statement/Prospectus. The repurchases were funded by Getaround with available cash on hand at the Closing.

In addition, on the Closing Date, Getaround, Mr. Zaid and Zaid Holdings LLC entered into a note repayment agreement (the “Note Repayment Agreement”) pursuant to which, subject to the Closing and the concurrent closing of the share repurchase pursuant to the Repurchase Agreement described above, Mr. Zaid agreed to transfer 2,597,286 shares of Getaround Capital Stock in full satisfaction of the outstanding balances under the December 2015, November 2019 and February 2021 loans previously disclosed in the Proxy Statement/Prospectus. The December 2015 and November 2019 loans each accrued interest at a rate of 1.59% per annum, and the February 2021 loan accrued interest at a rate of 0.56% per annum. Each of the loans was collateralized by a pledge of certain shares of Getaround Capital Stock held by Mr. Zaid. Upon satisfaction of the loans at the Closing, the remaining pledged shares of Getaround Capital Stock were released. The aggregate principal amount outstanding under each of the loans, together with accrued interest, at the Closing was (in thousands):

Loans	Principal	Accrued Interest
December 2015	$194	$22
November 2019	$5,590	$272
February 2021	$8,006	$80

The foregoing descriptions of the Repurchase Agreement and Note Repayment Agreement are qualified in their entirety by the full text of the Repurchase Agreement and Note Repayment Agreement, as applicable, copies of which are attached to this Report as Exhibit 10.11 and Exhibit 10.12 and incorporated herein by reference.

Getaround Note Payable

As previously disclosed in the Proxy Statement/Prospectus, in October 2022, Getaround issued a $2.0 million subordinated promissory note to Braemar Energy Ventures III, L.P., an affiliate of Braemar Energy Ventures, each of which entities is affiliated with Neil Suslak, who was a member of the Getaround Board and who is a member of the New Getaround Board. The promissory note accrued interest at 10% per annum, compounded annually, and the principal and any accrued but unpaid interest was due and payable upon holder demand at any time on or after October 30, 2023. Getaround also had the right to prepay all of the outstanding principal and accrued but unpaid interest under the promissory note at any time, subject to a prepayment premium of $0.2 million.

Prior to the Closing, Braemar Energy Ventures III, L.P. elected to exchange its note for a Getaround 2022 Bridge Note in like principal amount, plus the $20 thousand in accrued interest through the date of exchange, pursuant to the terms of the Getaround 2022 Bridge Note Purchase Agreement. After giving effect to the exchange, the aggregate principal amount outstanding under the Getaround 2022 Bridge Notes, including accrued but unpaid interest, at the Closing was $37.8 million.

The foregoing exchange into the Getaround 2022 Bridge Note qualified as a new equity investment in Getaround by Braemar Energy Ventures III, L.P. sufficient to meet the closing conditions previously disclosed in the Proxy Statement/Prospectus and set forth in the stock transfer agreement dated October 31, 2022 (the “Transfer Agreement”), between the Sponsor and Braemar Energy Ventures III, L.P., pursuant to which the Sponsor agreed to transfer 200,000 shares of New Getaround Common Stock to Braemar Energy Ventures III, L.P. promptly following the Closing.

The foregoing description of the Transfer Agreement is qualified in its entirety by the full text of the Transfer Agreement, a copy of which is attached to this Report as Exhibit 10.13 and incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus entitled “Information About Getaround — Legal Proceedings” beginning on page 298 thereof, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Prior to the Closing, the Class A Stock, InterPrivate II Warrants and InterPrivate II Units were listed on the NYSE under the symbols “IPVA,” “IPVA WS” and “IPVA.U,” respectively. Upon the Closing, the New Getaround Common Stock and warrants were listed on the NYSE under the symbols “GETR” and “GETR WS,” respectively. All outstanding InterPrivate II Units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from the NYSE.

Dividends

The Company has not paid any cash dividends on shares of its common stock to date. The Company currently intends to retain any future earnings and does not expect to pay any dividends in the foreseeable future. The Company’s ability to pay dividends on the New Getaround Common Stock is restricted by the Convertible Notes Indenture. Any future determination to declare cash dividends will be made at the discretion of the Board, subject to applicable laws, and will depend on a number of factors, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that the Board may deem relevant.

Holders of Record

Following the Closing, including the redemption of the Public Shares described above, the consummation of the Convertible Notes Financing, the separation of the former InterPrivate II Units, and the issuance of the Bonus Shares, there were 320 holders of record of New Getaround Common Stock and 3 holders of record of warrants. Such numbers do not include beneficial owners holding the Company’s securities through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure regarding the 2022 Equity Incentive Plan and 2022 Employee Stock Purchase Plan set forth under the headings “2022 Equity Incentive Plan” and “2022 Employee Stock Purchase Plan,” respectively, in Item 5.02 of this Report, which is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report regarding the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The Company’s securities are described in the Proxy Statement/Prospectus in the section entitled “Description of New Getaround’s Securities” beginning on page 379 thereof and that information is incorporated herein by reference. As described below in Item 5.03 of this Report, the Amended and Restated Charter and Amended and Restated Bylaws became effective as of the Closing.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Description of New Getaround’s Securities — Anti-Takeover Effects of Provisions of the Proposed Certificate of Incorporation, the New Getaround Bylaws and Delaware Law — Limitation on Liability and Indemnification of Directors and Officers” beginning on page 389 thereof, which information is incorporated herein by reference. The information set forth under the heading “Indemnification Agreements” in Item 1.01 of this Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Convertible Notes Financing” in Item 1.01 of this Report is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note” and Item 2.01 above with respect to the issuance of Closing Merger Consideration, Bonus Shares and shares of Class A Stock upon the conversion of Getaround Bridge Notes in accordance with their terms at the Closing and the potential issuance of Earnout Shares based on the achievement of trading price targets following the Closing and subject to the terms provided in the Merger Agreement, and under the heading “Convertible Notes Financing” in Item 1.01 of this Report is incorporated by reference herein.

An aggregate of 35,717,395 shares of Closing Merger Consideration issued in connection with the Closing and an aggregate of 2,353,755 shares of Class A Stock issued upon the conversion of Getaround 2022 Bridge Notes at the Closing were issued, and an aggregate of 18,071,159 Earnout Shares, if such Earnout Shares become issuable following the Closing pursuant to the terms of the Merger Agreement, will be issued, to the Consenting Getaround Stockholders in reliance upon the exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act in a transaction not requiring registration under the Securities Act.

The Convertible Notes, the Convertible Notes Warrants and the Equitable Adjustment Shares were offered and sold to the Convertible Notes Subscriber in reliance upon Section 4(a)(2) of the Securities Act, in a transaction not requiring registration under the Securities Act. Initially, a maximum of 19,001,086 shares of New Getaround Common Stock may be issued upon conversion of the Convertible Notes at the minimum conversion price of $9.21 (excluding any potential adjustments to the conversion price pursuant to the terms of the Convertible Notes, including any make-whole adjustments) and a maximum of 7,000,000 shares of New Getaround Common Stock may be issued upon exercise of the Convertible Notes Warrants at the minimum value of $0.50 per Convertible Note Warrant.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Report is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 8, 2022, the audit committee of the Board approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2022. BDO served as the independent registered public accounting firm of Getaround prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), InterPrivate II’s independent registered public accounting firm prior to the Business Combination, was informed on December 13, 2022, that it would be replaced by BDO as the Company’s independent registered public accounting firm, effective December 8, 2022.

The report of Marcum on InterPrivate II’s financial statements as of December 31, 2021, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because the Company’s cash and working capital as of December 31, 2021, were not sufficient to complete its planned activities for a reasonable period of time.

During the period from September 10, 2020 (inception), through December 31, 2021, and subsequent interim periods through December 8, 2022, there were no disagreements between InterPrivate II and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement in connection with its report covering such period.

During the period from September 10, 2020 (inception), through December 31, 2021, and subsequent interim periods through December 8, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act) other than the material weaknesses identified in InterPrivate II’s internal control over financial reporting related to (i) the classification of the Private Warrants as components of equity instead of as derivative liabilities, as previously disclosed in the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, (ii) accounting for complex financial instruments, including the classification of Class A Stock subject to redemption, as previously disclosed in the registrant’s Current Report on Form 8-K filed with the SEC on November 17, 2021, and (iii) an adjustment to reflect an accrual as of December 31, 2021, as previously disclosed in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021. The material weakness related to accounting for complex financial instruments resulted in the restatement of InterPrivate II’s interim financial statements for the quarterly periods ended March 31, 2021, and June 30, 2021, in the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

During the period from September 10, 2020 (inception), through December 8, 2022, the date the audit committee of the Board approved the engagement of BDO as New Getaround’s independent registered public accounting firm, neither InterPrivate II nor anyone on InterPrivate II’s behalf consulted with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by BDO that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company provided Marcum with a copy of the foregoing disclosures prior to the filing of this Report and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated December 14, 2022, is attached as Exhibit 16.1 to this Report.

Item 5.01	Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” above and in Item 2.01 of this Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Report under the headings “Directors and Executive Officers,” “Director Compensation” and “Executive Compensation” is incorporated herein by reference.

2022 Equity Incentive Plan

As previously disclosed, at the special meeting, the InterPrivate II stockholders considered and approved the 2022 Equity Incentive Plan. The 2022 Equity Incentive Plan was previously approved, subject to stockholder approval, by InterPrivate II’s board of directors on December 6, 2022. The 2022 Equity Incentive Plan became effective immediately upon the Closing.

Following the Closing, the New Getaround Board amended the 2022 Equity Incentive Plan to reduce the number of shares of New Getaround Common Stock initially reserved for issuance pursuant to the 2022 Equity Incentive Plan. Following the amendment, a total of 19,620,389 shares of New Getaround Common Stock were reserved for issuance under the terms of the 2022 Equity Incentive Plan, which equaled 10% of the total number of shares of the previously authorized Class A Stock that was issued and outstanding immediately following the Effective Time and prior to the effectiveness of the Amended and Restated Charter described in Item 5.03 of this Report, less 589,539 shares of New Getaround Common Stock, plus 11,000,000 shares of New Getaround Common Stock in respect of the Incentive Earnout Shares. A summary of the other material terms of the 2022 Equity Incentive Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 5 — The Equity Incentive Plan Proposal” beginning on page 253 thereof, which is incorporated herein by reference. The foregoing description of the 2022 Equity Incentive

Plan is qualified in its entirety by the full text of the 2022 Equity Incentive Plan and the related forms of award agreements under the 2022 Equity Incentive Plan, which are attached to this Report as Exhibit 10.6 and incorporated herein by reference.

2022 Employee Stock Purchase Plan

As previously disclosed, at the special meeting, the InterPrivate II stockholders considered and approved the 2022 Employee Stock Purchase Plan. The 2022 Employee Stock Purchase Plan was previously approved, subject to stockholder approval, by InterPrivate II’s board of directors on December 6, 2022. The 2022 Employee Stock Purchase Plan became effective immediately upon the Closing.

A total of 1,841,719 shares of New Getaround Common Stock were initially reserved under the terms of the 2022 Employee Stock Purchase Plan. A summary of the other material terms of the 2022 Employee Stock Purchase Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 6 — The Employee Stock Purchase Plan Proposal” beginning on page 264 thereof, which is incorporated herein by reference. The foregoing description of the 2022 Employee Stock Purchase Plan is qualified in its entirety by the full text of the 2022 Employee Stock Purchase Plan, a copy of which is attached to this Report as Exhibit 10.7 and incorporated herein by reference.

Incentive Bonus Plan

On December 8, 2022, the New Getaround Board adopted and approved the Incentive Bonus Plan, an annual cash bonus plan that became effective on the Closing Date, which will allow the Company’s compensation committee to provide cash incentive awards to selected officers and key employees, including the Company’s named executive officers, based upon performance goals established by the compensation committee.

Under the Incentive Bonus Plan, the compensation committee will determine the amount of the target award (which may, but is not required to be, based upon the participant’s base salary), the performance period and the performance goals to be applicable to any award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis. Performance goals may differ from participant to participant and from award to award.

The compensation committee, may, in its sole discretion and at any time, increase, reduce or eliminate an award otherwise payable to a participant with respect to any performance period.

Actual awards will be paid in cash only after they are earned, which usually requires continued employment in good standing through the date the bonus is paid unless otherwise determined by the compensation committee.

The compensation committee will have the authority to terminate, amend, suspend or reinstate the Incentive Bonus Plan at any time, provided any such termination will not affect the payment of any awards accrued under the Incentive Bonus Plan prior to termination and any such amendment will be subject to the approval of the Company’s stockholders to the extent required to comply with applicable laws, regulations or rules.

The foregoing description of the Incentive Bonus Plan is qualified in its entirety by the full text of the Incentive Bonus Plan, a copy of which is attached to this Report as Exhibit 10.8 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, at the special meeting, the InterPrivate II stockholders considered and approved, among other things, the proposals set forth in the Proxy Statement/Prospectus in the sections titled “Proposal No. 2 — The Charter Amendment Proposal” and “Proposal Nos. 3A through 3I — The Governance Proposals” beginning on pages 244 and 248, respectively, thereof.

On the Closing Date, the Company amended and restated its certificate of incorporation (as amended and restated, the “Amended and Restated Charter”), which became effective upon filing with the Secretary of State of the State of Delaware on the Closing Date and included the amendments proposed by the above proposals, and adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective immediately prior to the Closing.

Copies of the Amended and Restated Charter and Amended and Restated Bylaws are attached to this Report as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

The material terms of the Amended and Restated Charter and the Amended and Restated Bylaws, and the general effect upon the rights of holders of the Company’s capital stock, are described in the sections of the Proxy Statement/Prospectus titled “Proposal No. 2 — The Charter Amendment Proposal”, “Proposal Nos. 3A through 3I — The Governance Proposals”, “Description of New Getaround’s Securities” and “Comparison of Stockholders’ Rights” beginning on pages 244, 248, 379 and 391, respectively, thereof, which information is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On the Closing Date, in connection with the Closing, the Board adopted a new code of business conduct and ethics applicable to all of the Company’s directors, employees and contractors. A copy of the code of business conduct and ethics is available on the investor relations portion of the Company’s website at getaround.com. The foregoing description of the code of business conduct and ethics does not purport to be complete and is qualified in its entirety by the full text of the code of business conduct and ethics, a copy of which is attached to this Report as Exhibit 14.1 and incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section entitled “Proposal No. 1 — The Business Combination Proposal” beginning on page 164 thereof, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On December 9, 2022, the Company issued a press release announcing, among other things, the Closing. The press release is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

The information contained under this Item 7.01 in this Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

The unaudited condensed consolidated financial statements of Getaround as of September 30, 2022, and for the nine months ended September 30, 2022 and 2021, are included in Supplement No. 1 to the Proxy Statement/Prospectus and are incorporated by reference herein.

The audited consolidated financial statements of Getaround as of December 31, 2021, and for the years ended December 31, 2021 and 2020, are included in the Proxy Statement/Prospectus beginning on page F-62 thereof and are incorporated by reference herein.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2022, and for the year ended December 31, 2021, and the nine months ended September 30, 2022, is attached as Exhibit 99.2 to this Report and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

2.1†	Merger Agreement, dated as of May 11, 2022, by and among InterPrivate II Acquisition Corp., TMPST Merger Sub I Inc., TMPST Merger Sub II LLC, and Getaround, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40152), filed with the SEC on May 13, 2022).

2.1(a)	Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 8, 2022, by and among InterPrivate II Acquisition Corp., TMPST Merger Sub I Inc., TMPST Merger Sub II LLC, and Getaround, Inc.

3.1	Second Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.

4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1/A (File No. 333-253188), filed with the SEC on February 26, 2021).

4.2	Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated as of March 4, 2021 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40152), filed with the SEC on March 9, 2021).

4.3	Indenture dated as of dated December 8, 2022, by and between Getaround, Inc., the Guarantors party thereto and U.S. Bank Trust Company, National Association.

4.3(a)	Form of global note representing the 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (included as Exhibit A to the Indenture filed as Exhibit 4.3).

10.1	Letter Agreement among InterPrivate II Acquisition Corp., InterPrivate Acquisition Management II, LLC, its officers and directors, dated as of March 4, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40152), filed with the SEC on March 9, 2021).

10.2	Amended and Restated Registration Rights Agreement, dated December 8, 2022, by and among Getaround, Inc. and the other parties thereto.

10.3	Escrow Shares Allocation Agreement, dated November 7, 2022, by and among InterPrivate II Acquisition Corp., InterPrivate Acquisition Management II, LLC, Getaround, Inc., EarlyBirdCapital, Inc. and the other parties thereto (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-4 (File No. 333-266054), filed with the SEC on November 8, 2022).

10.3(a)	Amendment No. 1 to Escrow Shares Allocation Agreement, dated December 8, 2022, by and among InterPrivate II Acquisition Corp., InterPrivate Acquisition Management II, LLC, Getaround, Inc., EarlyBirdCapital, Inc. and the other parties thereto.

10.4†^	Convertible Note Subscription Agreement, dated as of May 11, 2022, by and between InterPrivate II Acquisition Corp. and Mudrick Capital Management L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40152), filed with the SEC on May 13, 2022).

Exhibit No.	Description

10.4(a)†^	Amendment No. 1 to Convertible Note Subscription Agreement, dated December 8, 2022, by and between InterPrivate II Acquisition Corp. and Mudrick Capital Management L.P.

10.5#	Getaround, Inc. Amended and Restated 2010 Stock Plan, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-4 (File No. 333-266054), filed with the SEC on July 8, 2022).

10.6#	Getaround, Inc. 2022 Equity Incentive Plan and related forms of award agreements.

10.7#	Getaround, Inc. 2022 Employee Stock Purchase Plan.

10.8#	Getaround, Inc. Incentive Bonus Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-4 (File No. 333-266054), filed with the SEC on July 8, 2022).

10.9#	Getaround, Inc. Director Compensation Policy.

10.10#	Form of Indemnification Agreement.

10.11†#	Stock Repurchase Agreement, dated as of December 8, 2022, by and among Getaround, Inc. and Zaid Holdings LLC.

10.12†#	Note Repayment Agreement, dated as of December 8, 2022, by and among Getaround, Inc., Sam Zaid and Zaid Holdings LLC.

10.13	Stock Transfer Agreement, dated October 31, 2022, by and among InterPrivate II Acquisition Management II LLC and Braemar Energy Ventures III, LP (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-4 (File No. 333-266054), filed with the SEC on November 10, 2022).

14.1	Getaround, Inc. Code of Business Conduct and Ethics.

16.1	Letter from Marcum LLP to the U.S. Securities and Exchange Commission, dated December 14, 2022.

21.1	List of Subsidiaries.

99.1	Press release, dated December 9, 2022.

99.2	Unaudited pro forma condensed combined financial information of the Company.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Indicates management contract or compensatory plan, contract or arrangement.
^	Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETAROUND, INC.

Date: December 14, 2022	/s/ Sam Zaid
Name: Sam Zaid
Title: Chief Executive Officer